UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2003

                REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

                                    (408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

Redback Networks Inc. (“Redback”) and Nortel Networks (“Nortel”) have agreed to settle their pending lawsuit. In connection with the settlement, the parties entered into a cross-licensing agreement which provides, among other things, that Redback will pay Nortel an undisclosed fee. Redback does not believe this fee is material to its operations or cash reserves.

Redback’s press release dated April 30, 2003 announcing this settlement is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

99.1    Press Release dated April 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: April 30, 2003	By:	/s/ THOMAS L. CRONAN III
Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer